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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT
                            Report of Foreign Issuer

                        PURSUANT TO RULE 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


              Date of report (Date of earliest event reported)
                   September 15, 1999 (September 2, 1999)
                   --------------------------------------

                      International Mercantile Corporation
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               (Exact Name of Registrant as Specified in Charter)



        Missouri                   0-7693                  430970243
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(State or Other Jurisdiction    (Commission               (IRS Employer
   of Incorporation              File Number)           Identification No.)


1625 Knecht Avenue, Baltimore, Maryland 21227
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(Address of Principal Executive Offices)



Registrant's telephone number, including area code  (410)242-5000
                                                  ------------------------------


P.O. Box 340, Olney, MD 20830
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        (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On September 2, 1999, the registrant acquired all of the issued and outstanding shares of Micromarix.com Incorporated, a Delaware corporation, for $1,375,000, payable by delivery of one million shares of Class B common stock at a deemed price of $1.00 per share and 1.5 million shares of Class A common stock at market value of $.25 per share. Micromatix, founded in 1987, engages in the business of manufacturing build-to-order, unbranded or "white box" PC systems for delivery to resellers.

        The registrant has a put option for 12 months from closing to return the Micromatix shares to Red River Trading Company, Inc., the seller, if Micromatix fails to implement its business plan and achieve certain performance benchmarks. If the registrant exercises the put option, the seller must return the shares of Class A and Class B common stock and also must repay all funds invested by the registrant or by third parties secured by the registrant, to be evidenced by a promissory note payable in 24 equal monthly installments, guaranteed by the seller and secured by all of the capital stock and assets of Microratix.

        The seller also has a put option to return all of the registrant's securities if the registrant does not invest, directly or indirectly, $350,000 in Micromatix on or before November 30, 1999, in addition to the $150,000 to be invested at closing, but the seller must repay all funds invested, as above.

        The Stock Purchase Agreement also provides that the registrant shall hold its annual meeting of stockholders and a meeting of its board of directors no later than 60 days after closing to consider and act upon the following matters: (1) a 2/1 reverse stock split of the Class B common stock; (2) payment of a dividend consisting of the issued and outstanding common shares of University Mortgage, Inc., the registrant's wholly-owned subsidiary; (3) the issuance to Frederic S. Richardson, chairman of the registrant, of 1.5 million shares of Class A common stock, or options to purchase such shares, in consideration of services rendered; (4) an employee stock ownership or option plan to attract and retain key employees; (5) an agreement with Swartz Institutional Finance for the purchase and sale of shares of Class A common stock for $5 million; (6) amendment of the certificate of incorporation to change the registrant's name to Micromatix or a derivative thereof; and (7) changing the domicile of the registrant to Delaware.

        At closing, C. Timothy Jewell, the sole stockholder of Red River Trading Company, Inc., was appointed President of the registrant and Bernard Cary was appointed Vice President and Chief Operating Officer; Michael Scott Hess resigned as President of the registrant, but continues as Chairman and Chief Executive Officer of University Mortgage, Inc.

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ITEM 5. OTHER EVENTS.

        The registrant has changed its tax and fiscal year end to December 31 from July 31. A transition report on Form 10-QSB will be filed for the four month period ended October 31, 1999, within 45 days of that date.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Business Acquired

        (b) Pro Forma Financial Statements.

        The Form 8-K dated September 16, 1999 indicated that the financial statements and the pro forma financial information required by Item 7 will be filed by amendment not later than 60 days after September 17, 1999. Such financial information is filed herewith.

        (c) Exhibits.

        Exhibit 10 Stock Purchase Agreement by and between International Mercantile Corporation and Micromatix.com Incorporated*

        Exhibit 20    Financial Information

        * Previously Filed

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                INTERNATIONAL MERCANTILE CORPORATION

                                By    /s/ Frederic S. Richardson
                                   ---------------------------------------------
Date: December 2, 1999                Frederic S. Richardson, Chairman